77Q1(e)(1)


Amendment No. 3 to Amended and Restated
Management Agreement with American Century
Investment Management, Inc., effective as of April
10, 2017 (filed electronically as Exhibit d4 to Post-
Effective Amendment No. 71 to the Registration
Statement of the Registrant on April 7, 2017, File
No. 33-39242, and incorporated herein by reference).